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Exhibit 10.18

SUN CAPITAL PARTNERS III QP, LP

April 21, 2004

LOUD Technologies Inc.
Attention: Mr. Tim O'Neil
16220 Wood-Red Road NE
Woodinville, WA 98072

Dear Tim:

This letter is to confirm our commitment from the date of this letter through December 31, 2004, to provide up to an aggregate of $2,000,000 in debt or equity financing to LOUD Technologies Inc., ("Loud") if necessary to enable Loud to meet it's obligations as they come due. If the $2,000,000 financing is in the form of debt financing, it is expected that the terms will be generally similar to the terms of the exiting subordinated or senior debt arrangements of Loud, adjusted as necessary to reflect changed market conditions. If equity is the form of financing, it is expected the terms will be at fair value based on the then current market conditions. In order to avoid any doubt, uncertainty or ambiguity, all of our commitments under this letter shall expire, without any further action required by us, as of the earlier of the date such debt or equity financing is provided by us or an affiliate, or 5:00 PM PST on December 31, 2004.

By:	Sun Capital Advisors III, LP, its general partner
By:	Sun Capital Partners, III, LLC, its general partner
By:
/s/ R. LYNN SKILLEN Vice President
Acknowledged, agreed, accepted this 21 day of April 2004.
LOUD Technologies Inc.
By:
/s/ TIM O'NEIL Chief Financial Officer

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SUN CAPITAL PARTNERS III QP, LP